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                                    FORM 8-K

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 27, 2004

                           DUSA PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)


  New Jersey                       0-19777                     22-3103129
(State or other                  (Commission                 (IRS Employer
jurisdiction of                  File Number)                Identification
 incorporation)                    Number)

                           DUSA Pharmaceuticals, Inc.
                                 25 Upton Drive
                         Wilmington, Massachusetts 01887
          (Address of principal executive offices, including ZIP code)

                                 (978) 657-7500
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 8.01.  Other Events.

DUSA Pharmaceuticals, Inc. ("DUSA") issued a press release today attached to and made a part of this report which announced that it had filed a lawsuit against New England Compounding Center ("NECC") of Framingham, Massachusetts alleging violations of U.S. patent law. The suit has been filed in the United States District Court in Boston, Massachusetts.

In addition, DUSA believes that certain actions of NECC go beyond the activities which are permitted under the Food, Drug and Cosmetic Act, and as a result, it has advised the U.S. Food and Drug Administration (FDA) and local health authorities of its concerns.

Except for historical information, this report contains certain forward-looking statements that involve known and unknown risk and uncertainties, which may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the statements made. These forward-looking statements relate to the Company's belief regarding NECC activities and its intention to protect its product's reputation and other risks identified in DUSA's SEC filings from time to time.


Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits

[99] Press Release dated December 27, 2004.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      DUSA PHARMACEUTICALS, INC.



Dated: December 27, 2004              By:  /s/ D. Geoffrey Shulman
                                           -------------------------------------
                                           D. Geoffrey Shulman, MD, FRCPC
                                           President and Chief Executive Officer
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                                  EXHIBIT INDEX
No.       Description
---       ------------
99        Press Release dated December 27, 2004